Exhibit 1

Appendix 3Y

Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited

ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	John Lindsay Arthur

Date of last notice	19 January 2006

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest	Mr Arthur’s interest in the shares is under the Rinker Group Ltd Employee Share Acquisition Plan (“ESAP”). The shares are held by the trustee of ESAP.
(including registered holder)
Note: Provide details of the circumstances giving rise to the relevant interest.

Date of change	16 May 2006

No. of securities held prior to change	15,663 held personally (direct interest)*; 2,000 held by Arthur Beneficiary Pty Ltd, a company owned and controlled by Mr Arthur (indirect interest)* 23,301 held under ESAP (indirect interest)

* unchanged

Class	Ordinary

Number acquired	2,082

Number disposed	—

Value/Consideration	$41,889.84
Note: If consideration is non-cash, provide details and estimated valuation

+ See chapter 19 for defined terms.

1

No. of securities held after change	Held personally: 15,663* Held by Arthur Beneficiary Pty Ltd: 2,000* Held under ESAP: 25,383

* unchanged

Nature of change	On market purchase by trustee under ESAP.
Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	N/a

Nature of interest	—

Name of registered holder	—
(if issued securities)

Date of change	—

No. and class of securities to which interest related prior to change	—
Note: Details are only required for a contract in relation to which the interest has changed

Interest acquired	—

Interest disposed	—

Value/Consideration	—
Note: If consideration is non-cash, provide details and an estimated valuation

Interest after change	—

+ See chapter 19 for defined terms.

2

Appendix 3Y

Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available.  Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited

ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Marshall McAllister Criser

Date of last notice	17 February 2006

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest	(1)	Marshall & Paula Criser Joint Living Trust
(including registered holder)	(2)	Marshall M Criser Individual Retirement A/c
Note: Provide details of the circumstances giving rise to the relevant interest.	(3)	Marshall Criser Profit Sharing Plan

	(Mr Criser’s interests under (1) to (3) are as a beneficiary)

	(4)

Indirect interest in shares arising as a result of shares (in the form of American Depository Receipts (ADRs)) being acquired to hedge Rinker Materials Corporation’s (RMC) liability to
Mr Criser under the Rinker Materials Corporation Supplemental Executive Profit Sharing 401(k) Plan (SERP) because, under the rules of SERP and the associated trust agreement, he has the ability to control the votes attached to those shares. Additionally, RMC will be required to deliver Rinker ADRs to Mr Criser after his retirement if he does not change his investment choice under SERP. The shares, which are held in the form of the ADRs, are held by Merrill Lynch Trust Company, FSB as trustee under the trust agreement.

Date of change	15 May 2006 (US time)

+ See chapter 19 for defined terms.

No. of securities held prior to change		2,000 held personally* (direct interest)

	(1)	41,000 held under Marshall & Paula Criser Joint Living Trust* (indirect interest)
	(2)	3,500 held under Marshall M Criser Individual Retirement A/c* (indirect interest)
	(3)	2,000 held under Marshall Criser Profit Sharing Plan* (indirect interest)
	(4)	3782.4605 held in respect of SERP (indirect interest)

* unchanged

Class	Ordinary

Number acquired	574.2395 (114.8479 Rinker ADRs)

Number disposed	—

Value/Consideration	USD$8692.88
Note: If consideration is non-cash, provide details and estimated valuation

No. of securities held after change		2,000 held personally* (direct interest)

	(1)	41,000 held under Marshall & Paula Criser Joint Living Trust* (indirect interest)
	(2)	3,500 held under Marshall M Criser Individual Retirement A/c* (indirect interest)
	(3)	2,000 held under Marshall Criser Profit Sharing Plan* (indirect interest)
	(4)	4356.7 held in respect of SERP (indirect interest)

* unchanged

Nature of change

Additional investment in Rinker shares under SERP granted to
Mr Criser in lieu of director’s fees with consequent on-market acquisition of Rinker ADRs by Merrill Lynch Trust Company, FSB as trustee of the SERP trust agreement.

Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	n/a

Nature of interest	—

+ See chapter 19 for defined terms.

Name of registered holder	—
(if issued securities)

Date of change	—

No. and class of securities to which interest related prior to change	—
Note: Details are only required for a contract in relation to which the interest has changed

Interest acquired

Interest disposed

Value/Consideration	—
Note: If consideration is non-cash, provide details and an estimated valuation

Interest after change	—

+ See chapter 19 for defined terms.

Appendix 3Y

Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available.  Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited

ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	John Weir Ingram

Date of last notice	19 January 2006

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest	Mr Ingram’s interest in the shares is under the Rinker Group Ltd Employee Share Acquisition Plan (“ESAP”). The shares are held by the trustee of ESAP.
(including registered holder)
Note: Provide details of the circumstances giving rise to the relevant interest.

Date of change	16 May 2006

No. of securities held prior to change	15,000 held personally (direct interest)* 3,401 held under ESAP (indirect interest)

* unchanged

Class	Ordinary

Number acquired	396

Number disposed	—

Value/Consideration	$7,967.52
Note: If consideration is non-cash, provide details and estimated valuation

+ See chapter 19 for defined terms.

1

No. of securities held after change	Held personally: 15,000* Held under ESAP: 3,797

* unchanged

Nature of change	On market trade
Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	N/a

Nature of interest	—

Name of registered holder	—
(if issued securities)

Date of change	—

No. and class of securities to which interest related prior to change	—
Note: Details are only required for a contract in relation to which the interest has changed

Interest acquired

Interest disposed

Value/Consideration	—
Note: If consideration is non-cash, provide details and an estimated valuation

Interest after change	—

+ See chapter 19 for defined terms.

2

Appendix 3Y

Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited

ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	John Powell Morschel

Date of last notice	19 January 2006

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest	Mr Arthur’s interest in the shares is under the Rinker Group Ltd Employee Share Acquisition Plan (“ESAP”). The shares are held by the trustee of ESAP.
(including registered holder)
Note: Provide details of the circumstances giving rise to the relevant interest.

Date of change	16 May 2006

No. of securities held prior to change	39,640 held personally (direct interest)* 24,441 held under ESAP (indirect interest)

* unchanged

Class	Ordinary

Number acquired	1,487

Number disposed	—

Value/Consideration	$29,918.44
Note: If consideration is non-cash, provide details and estimated valuation

+ See chapter 19 for defined terms.

1

No. of securities held after change	Held personally: 39,640* Held under ESAP: 25,928

* unchanged

Nature of change	On market purchase by trustee under ESAP
Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	N/a

Nature of interest	—

Name of registered holder	—
(if issued securities)

Date of change	—

No. and class of securities to which interest related prior to change	—
Note: Details are only required for a contract in relation to which the interest has changed

Interest acquired

Interest disposed

Value/Consideration	—
Note: If consideration is non-cash, provide details and an estimated valuation

Interest after change	—

+ See chapter 19 for defined terms.

2